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                                 EXHIBIT 99
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NEWS                       AMSOUTH BANCORPORATION
RELEASE                     Post Office Box 11007
                          Birmingham, Alabama 35288


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AMSOUTH

FOR IMMEDIATE RELEASE

Contact:  (Analysts) Sally B. Hawley (205) 581-7434 (AmSouth)
          (News Media) Jim Underwood (205) 326-5184 (AmSouth)
                          or
           Nancy Kaylor (813) 538-1114 (Fortune)



                         AmSouth and Fortune receive
                     final regulatory approvals to merge


     BIRMINGHAM, ALABAMA, AND CLEARWATER, FLORIDA, APRIL 15, 1994 --- AmSouth Bancorporation (NYSE: ASO) and Fortune Bancorp, Inc. (NASDAQ: FORB) announced today that they have received approvals to merge from the Office of Thrift Supervision and the State of Florida. These approvals were the final regulatory approvals required for the merger.

     AmSouth and Fortune anticipate completing the merger on June 23, pending approval by Fortune Bancorp shareholders and the fulfillment of other closing conditions. The vote of Fortune Bancorp shareholders is scheduled for May 12.

     Fortune Bancorp is the parent company of Fortune Bank headquartered in Clearwater, Florida.


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